EXHIBIT 10.6

                                 FIRETECTOR INC.

                      1997 NON-QUALIFIED STOCK OPTION PLAN

                  Purpose. The purpose of the 1997 Stock Option Plan (the "Plan") of Firetector Inc. (the "Company") is to secure for the Company and its stockholders the benefits that flow from providing corporate officers, directors and key employees with the incentive, inherent in the ownership of the Company's Common Stock par value $.001 per share (the "Common Stock"), to contribute to the success and growth of the business of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of such employees. For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation," respectively, as such terms are defined in section 425(e) and (f) of the Internal Revenue Code of 1986, as from time to time, amended (the "Code").

         2.       Stock Option Committee.

                  2.1 Administration. The Plan shall be administered by the Board of Directors or by a Stock Option Committee (the "Committee") of not less than three members of the Board of Directors. The appointment of a Committee, however, shall not preclude the Board of Directors from granting options and otherwise exercising its powers with respect to the Plan. As used herein, the term "Committee" shall be deemed to include the Board of Directors, whether or not a Committee shall have been appointed.

                  2.2 Interpreation; Procedures. The Committee is authorized to interpret the provisions of the Plan and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committeee present at which a quorum is present shall be the act of Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors of the Company, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.


         3.       Shares Subject to Options.

                  3.1 Number of Shares. Subject to the provisions of paragraph 12 (relating to adjustments upon changes in capitalization), the number of shares of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed an aggregate of up to 10% of its issued and outstanding shares from time to time (such amount to include all shares issuable upon exercise options granted pursuant to the Company's 1990 Non Qualified Stock Option Plan); provided that if and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options.

                  3.2 Character of Shares. Common Stock delivered upon the exercise of options granted under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both.

                  3.3 Reservation of Shares. There shall be reserved at all times for sale under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

         4. Grant of Options. The Committee shall determine, within the limitations of the Plan, the officers, directors and employees of the Company and its subsidiaries to whom options are to be granted, the number of shares that may be purchased under each option and the option price. Each option granted under the Plan shall be evidenced by a written agreement (an "Option Agreement") between the

Company and the Optionee (as hereinafter defined) in such form, not inconsistent with the provisions of the Plan, as the Committee shall provide.

         5. Employees Eligible. Options may be granted under the Plan to any officer, director or key employee or prospective officer, director or key employee (conditioned upon, and effective not earlier than, his becoming an officer or employee) of the Company and its subsidiaries. Employees who are also officers or directors of the Company or its subsidiaries shall not by reason of such offices be ineligible to receive options under the Plan, but members of the Committee shall not be eligible to receive options unless granted by the Board of Directors. An officer, director or employee receiving any option under the Plan is hereinafter referred to as an "Optionee." Any reference herein to the employment of an Optionee by the Company shall include his employment by the Company, its parent or any of its subsidiaries.

         6. Price. Subject to paragraph 12, the option price of each Common Stock purchasable under any option granted under the Plan shall be not less than 100% of the fair market value thereof at the time the option is granted (which time, in the case of the grant of an option to a prospective officer or key employee, shall be deemed to be the time of effectiveness of such grant).


         7.       Expiration. Termination and Amendment of the Plan.

                  7.1 General. Options may be granted under the Plan at any time and from time to time on or prior to September 30, 2002, on which date the Plan will expire except as to options then outstanding under the Plan. Such options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to December 1, 2002, except with respect to any options then outstanding under the Plan; provided that any increase in the maximum number of shares subject to options, as specified in paragraph 3, or any change in the class of employees eligible for the grant of options hereunder, shall be subject to approval by the Company's stockholders, unless made pursuant to the provisions of paragraph 12.

                  7.2 Modification of Options. No modification, extension, renewal or other change in any option granted under the Plan shall be made after the grant of such option, unless the same is consistent with the provisions of the Plan.

         8.       Exercisability and Duration of Options.

                  8.1 Determination of Committee; Acceleration. Each option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may provide upon the granting thereof. Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part. Any option granted under the Plan shall be exercisable upon the death of the Optionee or upon the termination of the Optionee's employment by the Company by reason of his illness or disability only to the extent such option was exercisable by the Optionee immediately prior to such event, unless otherwise expressly provided in the option at the time it is granted.

                  8.2 Automatic Termination. The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a) The expiration of five years from the date of such option was granted;

                  (b) The expiration of ninety days from the termination date of termination of the Optionee's employment by the Company (other than a termination described in subparagraph (c), (d) or (e) below); provided that if the Optionee shall die during such ninety day period, the time of termination of the unexercised portion of any such option shall be determined under the provisions of subparagraph (d) below;

                  (c) The expiration of one year from the date of termination of the employment of an Optionee who is permanently and totally disabled (other than a termination described in subparagraph (e) below);

                  (d) The expiration of six months following the issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, if the Optionee's death occurs either during his employment by the Company or during the three-month period following the date of termination of such employment (other than a termination described in subparagraph (e) below, but not later than one year after Optionee's death;

                  (e) The termination of the Optionee's employment by the Company if such termination constitutes or is attributable to a breach by the Optionee of an employment agreement with the Company, its parent, if any, or any of its subsidiaries, if any, or if the Optionee is discharged for cause. The Committee shall have the right to determine whether the Optionee has been discharged for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive; or

                  (f) The expiration of such period of time of the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.


         9.       Exercise of Options; Certain Legal and Other Restrictions.

                  9.1 Exercise. Options granted under the Plan shall be exercised by the Optionee (or by its executors or administrators, as provided in paragraph 10) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company or (b) with the consent of the Committee, by delivery of Common Stock having a fair market value (determined as of the date such option is exercised) equal to all or part of the purchase price and if applicable, of a check payable to the Company for any remaining portion of the purchase price. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The Company shall effect the transfer of the shares so purchased to the Optionee (or such other person exercising the option pursuant to paragraph 10) as soon as practicable, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No Optionee or other person exercising an option shall have any of the rights of a stockholder of the Company with respect to shares subject to an option granted under the Plan until certificates for such shares shall have been issued following the exercise of such option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. In no event may any option granted hereunder be exercised for a fraction of a share.

                           9.2      Restrictions on Delivery of Shares.  Each
award granted under the Plan is subject to the conditions that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to the exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected. The Committee may require, as a condition of exercise of any option, that the Optionee represent, in writing, that the shares received upon exercised of the option are being acquired for investment and not with a view to distribution, provided that the Committee may thereafter waive such representation, subject to such restrictions as it may determine if, in the opinion of counsel to the Company, the offer of such shares by the Company pursuant to such option and the resale of such shares by the Optionee, or either of such acts, is pursuant to an applicable effective registration statements under the Securities Act of 1933, as amended (the "Securities Act"), or is exempt from such registration. The Company may endorse on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         10. Non-Transferability of Options. No option granted under the Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of an Optionee, only by him.

         In the event of an Optionee's death during his employment by the Company, its parent or a subsidiary of the Company, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in paragraph 8.2 (d), by his executors or administrators.

         11. Right to Terminate Employment. Nothing in the Plan or in any option granted under the Plan shall confer upon any Optionee the right to continue in the employment or affect the right of the Company, its parent or any of its subsidiaries to terminate the Optionee's employment at any time, subject, however, to the provisions of any agreement of employment between the Company, its parent or any of its subsidiaries and the Optionee.

         12. Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, reclassification, recapitalization, reorganization, merger, consolidation, combination, exchange or the like which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee or the Board of Directors of the Company or any surviving or acquiring corporation shall make such adjustments in the character and number of shares subject to such options and in the option price and to take such other actions (including, without limitation, the assumption of the existing option or the substitution of a new option) as shall be equitable and appropriate in order to make each such option, as nearly as may be practicable, equivalent to such option immediately prior to such change; provided that no such adjustment shall give the Optionee any additional benefits under his option .

         If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         13. Registration Rights; Form S-8 Registration. The Board of Directors may grant to any Optionee "Piggy Back Registration Rights" relating to Common Stock acquired under the Plan. The terms of such rights shall be specified in the Option Agreement. The Board of Directors may also elect to cause the Company to register the Common Stock acquired (or which may be acquired) under the Plan pursuant to a Form S-8 Registration Statement under the Securities Act.

         14.      Effective Date of Plan.            The plan shall be effective
 as of the date of its original adoption by the Stockholders of the Company.